Exhibit 99.1

Avago Technologies Limited Announces Fourth Quarter And

Fiscal Year 2011 Financial Results

•	Quarterly net revenue up 3 percent sequentially; FY2011 revenue up 12 percent from the prior year
•	Quarterly GAAP gross margin of 48.8 percent; Quarterly Non-GAAP gross margin of 51.2 percent
•	Quarterly GAAP diluted EPS of $0.61; Quarterly Non-GAAP diluted EPS of $0.73

SAN JOSE, Calif., and SINGAPORE – December 1, 2011 – Avago Technologies Limited (Nasdaq: AVGO), a leading supplier of analog interface components for communications, industrial and consumer applications, today reported financial results for its fourth quarter and fiscal year ended October 30, 2011, and provided guidance for the first quarter of fiscal year 2012.

Fourth Quarter Fiscal Year 2011 GAAP Results

Net revenue was a record $623 million, an increase of 3 percent compared with the previous quarter, and up 9 percent from the same quarter last year.

Gross margin was $304 million, or 48.8 percent of net revenue. This compares with gross margin of $297 million, or 49.3 percent of net revenue last quarter, and gross margin of $276 million, or 48.3 percent of net revenue in the same quarter last year.

Operating expenses were $145 million. This compares with $152 million in the prior quarter and $131 million in the same quarter the previous year.

Income from operations was $159 million. This compares with $145 million in the prior quarter and $145 million in the same quarter last year.

Fourth quarter net income was $154 million, or $0.61 per diluted share. This compares with net income of $144 million, or $0.57 per diluted share last quarter, and net income of $164 million, or $0.66 per diluted share in the same quarter last year.

The Company’s cash balance at the end of the fourth quarter was $829 million, compared to $704 million at the end of the prior quarter. The increase in cash over the previous quarter is primarily due to $195 million of cash generated from operations.

During the quarter the Company spent $37 million on capital expenditures and repurchased and cancelled approximately 750,000 ordinary shares for an aggregate purchase price of $25 million. In addition, on September 30, 2011 the Company paid a quarterly cash dividend of 11 cents ($0.11) per ordinary share, totaling approximately $27 million.

Fourth Quarter Fiscal Year 2011 Non-GAAP Results

Gross margin was $319 million, or 51.2 percent of net revenue. This compares with gross margin of $312 million, or 51.7 percent of net revenue last quarter, and gross margin of $291 million, or 50.9 percent of net revenue in the same quarter last year.

Avago Technologies Limited Announces Fourth Quarter and Fiscal Year 2011 Financial Results

Income from operations was a record $191 million. This compares with $177 million in the prior quarter and $171 million in the same quarter the previous year.

Net income was $186 million, or $0.73 per diluted share. This compares with net income of $176 million, or $0.68 per diluted share last quarter, and net income of $190 million, or $0.76 per diluted share in the same quarter last year.

	$00000	$00000	$00000	$00000	$00000
Fourth Quarter Fiscal Year 2011 Non-GAAP Results				Change
(Dollars in millions, except EPS)	Q4 11	Q3 11	Q4 10	Q/Q	Y/Y
Net Revenue	$623	$603	$572	+3%	+9%
Gross Margin	51.2%	51.7%	50.9%	-50bps	+30bps
Operating Expenses	$128	$135	$120	-$7	+$8
Net Income	$186	$176	$190	+$10	-$4
Earnings Per Share - Diluted	$0.73	$0.68	$0.76	+$0.05	-$0.03

“Despite a slowdown in our Industrial market, we delivered sequential revenue growth in the fourth quarter as we ramped with the launch of next generation smartphones,” said Hock Tan, President and CEO of Avago Technologies Limited. “However, looking to the first quarter, we expect a seasonal slow-down in handsets while the supply chain contraction in our Industrial market continues.”

Other Quarterly Data

	$00000	$00000	$00000	$00000	$00000
	Percentage of Net Revenue			Growth Rates
Net Revenues by Target Market	Q4 11	Q3 11	Q4 10	Q/Q	Y/Y

Wireless Communications	42	37	38	16%	18%
Wired Infrastructure	28	28	25	4%	24%
Industrial & Automotive	26	30	30	-10%	-6%
Consumer & Computing Peripherals	4	5	7	-18%	-31%

Key Statistics	Q4 11	Q3 11	Q4 10
(Dollars in millions)
Cash From Operations	$195	$211	$217
Depreciation	$19	$20	$21
Amortization	$20	$19	$19
Capital Expenditures	$37	$24	$30
Days Sales Outstanding	48	43	45
Inventory Days On Hand	58	63	61

Fiscal Year 2011 Financial Results

Net revenue grew 12 percent to $2.3 billion when compared to fiscal year 2010. GAAP gross margin was $1,147 million, or 49.1 percent of net revenue versus $966 million, or 46.2 percent of net revenue in fiscal year 2010. GAAP net income was $552 million, or $2.19 per diluted share. This compares with GAAP net income of $415 million, or $1.69 per diluted share in fiscal year 2010.

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Avago Technologies Limited Announces Fourth Quarter and Fiscal Year 2011 Financial Results

Non-GAAP gross margin was $1,207 million, or 51.7 percent of net revenue compared with $1,028 million or 49.1 percent of net revenue in fiscal year 2010. Non-GAAP net income of $692 million, or $2.70 per diluted share, compared with $547 million, or $2.19 per diluted share, last fiscal year.

Fiscal Year Non-GAAP Results			Change
(Dollars in millions, except EPS)	2011	2010	Y/Y
Net Revenue	$2,336	$2,093	+12%
Gross Margin	51.7%	49.1%	+260bps
Operating Expenses	$503	$454	+$49
Net Income	$692	$547	+$145
Earnings Per Share - Diluted	$2.70	$2.19	+$0.51

First Quarter Fiscal Year 2012 Business Outlook

Based on current business trends and conditions, the outlook for the first quarter of fiscal year 2012, ending January 29, 2012, is expected to be as follows:

	GAAP	Reconciling Items	Non-GAAP
Sequential Change in Net Revenue	Down 10% to 14%		Down 10% to 14%
Gross Margin	47.5% plus/minus 100bps	$15M	50.5% plus/minus 100bps
Operating Expenses	$142M	$17M	$125M
Interest and Other	-$1M		-$1M
Taxes	$4M		$4M
Diluted Share Count	251M	3M	254M

Reconciling items include $14 million of amortization of acquisition-related intangibles and $1 million of share-based compensation expense at the Gross Margin line and $5 million of amortization of acquisition-related intangibles, $11 million of share-based compensation and $1 million of restructuring charges at the Operating Expenses line.

Capital expenditures for the first quarter are expected to be in the range of $40 million to $45 million. For the full fiscal year 2012, capital expenditures are expected to be approximately $200 million. Depreciation for the first quarter is expected to be $19 million and amortization is expected to be $19 million.

The guidance provided above is only an estimate of what the Company believes is realizable as of the date of this release. The guidance excludes any impact from share repurchases or mergers and acquisitions activity that may occur during the quarter. Actual results will vary from the guidance and the variations may be material. The Company undertakes no intent or obligation to publicly update or revise any of these projections, whether as a result of new information, future events or otherwise, except as required by law.

Avago will be presenting at the Barclays Technology Investor Conference in San Francisco on December 7, 2011. This presentation will be webcast and available for replay on the “Investors” section of Avago’s website at www.avagotech.com.

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Avago Technologies Limited Announces Fourth Quarter and Fiscal Year 2011 Financial Results

Financial Results Conference Call

Avago Technologies Limited will host a conference call to review its financial results for the fourth quarter and fiscal year 2011, and to provide guidance for the first quarter of fiscal year 2012, today at 2:00 p.m. Pacific Time. Those wishing to access the call should dial 866-783-2141; International 857-350-1600. The passcode is 37328692. A replay of the call will be available through December 8, 2011. To access the replay dial 888-286-8010; International 617-801-6888 and reference the passcode: 10250546. A webcast of the conference call will also be available in the “Investors” section of Avago’s website at www.avagotech.com.

Non-GAAP Financial Measures

In addition to GAAP reporting, Avago provides investors with net income, income from operations, gross margin, operating expenses and other data, on a non-GAAP basis. This non-GAAP information excludes amortization of acquisition-related intangibles, share-based compensation expense, restructuring charges and debt extinguishment losses. Management does not believe that the excluded items are reflective of the Company’s underlying performance. The exclusion of these and other similar items from Avago’s non-GAAP presentation should not be interpreted as implying that these items are non-recurring, infrequent or unusual. Avago believes this non-GAAP financial information provides additional insight into the Company’s on-going performance and has therefore chosen to provide this information to investors for a more consistent basis of comparison and to help them evaluate the results of the Company’s on-going operations and enable more meaningful period to period comparisons. These non-GAAP measures are provided in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial data is included in the supplemental financial data attached to this press release.

About Avago Technologies Limited

Avago Technologies Limited is a leading designer, developer and global supplier of a broad range of analog semiconductor devices with a focus on III-V based products. Our product portfolio is extensive and includes over 6,500 products in four primary target markets: wireless communications, wired infrastructure, industrial and automotive electronics and consumer and computing peripherals.

Cautionary Note Regarding Forward-Looking Statements

This announcement contains forward-looking statements which address our expected future business and financial performance. These forward-looking statements are based on current expectations, estimates, forecasts and projections of future Company or industry performance, based on management’s judgment, beliefs, current trends and market conditions, and involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. Accordingly, we caution you not to place undue reliance on these statements. For Avago, particular uncertainties that could materially affect future results include global economic conditions and concerns; cyclicality in the semiconductor industry or in our target markets; quarterly and annual fluctuations in operating results; our competitive performance and ability to continue achieving design wins with our customers; our dependence on contract manufacturing and outsourced supply chain and our ability to improve our cost structure through our manufacturing outsourcing program; prolonged disruptions of our or our contract manufacturers’ manufacturing facilities or other significant operations,

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Avago Technologies Limited Announces Fourth Quarter and Fiscal Year 2011 Financial Results

for example due to natural disasters such as the recent flooding in Thailand; our increased dependence on outsourced service providers for certain key business services and their ability to execute to our requirements; loss of our significant customers; our ability to maintain gross margin; our ability to maintain tax concessions in certain jurisdictions; our ability to protect our intellectual property and any associated increases in litigation expenses; dependence on and risks associated with distributors of our products; any expenses associated with resolving customer product and warranty and indemnification claims; currency fluctuations; our ability to achieve the growth prospects and synergies expected from our acquisitions; delays, challenges and expenses associated with integrating acquired companies with our existing businesses; and other events and trends on a national, regional and global scale, including those of a political, economic, business, competitive and regulatory nature. Our Quarterly Report on Form 10-Q filed on September 8, 2011 and other filings with the Securities and Exchange Commission, or “SEC” (which you may obtain for free at the SEC’s website at http://www.sec.gov) discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no intent or obligation to publicly update or revise any of these forward looking statements, whether as a result of new information, future events or otherwise, except as required by law.

# # #

Contacts:

Avago Technologies Ltd.

Jacob Sayer, 408-435-7400

VP Business Development and Investor Relations

investor.relations@avagotech.com

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AVAGO TECHNOLOGIES LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED

(IN MILLIONS, EXCEPT PER SHARE DATA)

	Quarter ended			Year ended
	October 30, 2011	July 31, 2011	October 31, 2010	October 30, 2011	October 31, 2010(1)
Net revenue	$623	$603	$572	$2,336	$2,093
Cost of products sold:
Cost of products sold	305	292	282	1,133	1,068
Amortization of intangible assets	14	14	14	56	58
Restructuring charges	—	—	—	—	1

Total cost of products sold	319	306	296	1,189	1,127

Gross margin	304	297	276	1,147	966

Research and development	83	85	75	317	280
Selling, general and administrative	55	60	51	220	196
Amortization of intangible assets	6	5	5	22	21
Restructuring charges	1	2	—	4	3

Total operating expenses	145	152	131	563	500

Income from operations	159	145	145	584	466
Interest expense	—	—	(7)	(4)	(34)
Loss on extinguishment of debt	—	—	—	(20)	(24)
Other income (expense), net	—	—	—	1	(2)

Income before income taxes	159	145	138	561	406
Provision for (benefit from) income taxes	5	1	(26)	9	(9)

Net income	$154	$144	$164	$552	$415

Net income per share:
Basic	$0.63	$0.59	$0.69	$2.25	$1.74
Diluted	$0.61	$0.57	$0.66	$2.19	$1.69

Shares used in per share calculations:
Basic	246	246	239	245	238
Diluted	252	253	248	252	246

Share-based compensation included in:
Cost of products sold	$1	$1	$1	$4	$3
Research and development	4	4	3	14	8
Selling, general and administrative	6	6	3	20	14

Total share-based compensation	$11	$11	$7	$38	$25

(1)	Amounts for the year ended October 31, 2010 have been derived from audited financial statements as of that date.

AVAGO TECHNOLOGIES LIMITED

NON-GAAP FINANCIAL SUMMARY - UNAUDITED(1)

(IN MILLIONS, EXCEPT PERCENTAGES AND PER SHARE DATA)

	Quarter ended			Year ended
	October 30, 2011	July 31, 2011	October 31, 2010	October 30, 2011	October 31, 2010
Net revenue	$623	$603	$572	$2,336	$2,093
Gross margin	$319	$312	$291	$1,207	$1,028
% of net revenue	51%	52%	51%	52%	49%
Research and development	$79	$81	$72	$303	$272
Selling, general and administrative	$49	$54	$48	$200	$182

Total operating expenses	$128	$135	$120	$503	$454
% of net revenue	21%	22%	21%	22%	22%
Income from operations	$191	$177	$171	$704	$574
Interest expense	$—	$—	$(7)	$(4)	$(34)

Net income	$186	$176	$190	$692	$547
Net income per share - diluted	$0.73	$0.68	$0.76	$2.70	$2.19
Shares used in per share calculation - diluted	255	257	251	256	250

(1)	A reconciliation of the non-GAAP measures presented above to the most directly comparable GAAP financial data appears on the next page. These non-GAAP measures are provided in addition to and not as a substitute for measures of financial performance prepared in accordance with GAAP. The financial summary excludes amortization of intangible assets, share-based compensation, restructuring charges, and loss on extinguishment of debt.

AVAGO TECHNOLOGIES LIMITED

FINANCIAL RECONCILIATION: GAAP TO NON-GAAP - UNAUDITED

(IN MILLIONS)

	Quarter ended			Year ended
	October 30, 2011	July 31, 2011	October 31, 2010	October 30, 2011	October 31, 2010
Net income on GAAP basis	$154	$144	$164	$552	$415

Amortization of intangible assets	20	19	19	78	79
Share-based compensation expense	11	11	7	38	25
Restructuring charges	1	2	—	4	4
Loss on extinguishment of debt	—	—	—	20	24

Net income on Non-GAAP basis	$186	$176	$190	$692	$547

Gross margin on GAAP basis	$304	$297	$276	$1,147	$966
Amortization of intangible assets	14	14	14	56	58
Share-based compensation expense	1	1	1	4	3
Restructuring charges	—	—	—	—	1

Gross margin on Non-GAAP basis	$319	$312	$291	$1,207	$1,028

Research and development on GAAP basis	$83	$85	$75	$317	$280
Share-based compensation expense	4	4	3	14	8

Research and development on Non-GAAP basis	$79	$81	$72	$303	$272

Selling, general and administrative on GAAP basis	$55	$60	$51	$220	$196
Share-based compensation expense	6	6	3	20	14

Selling, general and administrative on Non-GAAP basis	$49	$54	$48	$200	$182

Total operating expenses on GAAP basis	$145	$152	$131	$563	$500
Amortization of intangible assets	6	5	5	22	21
Share-based compensation expense	10	10	6	34	22
Restructuring charges	1	2	—	4	3

Total operating expenses on Non-GAAP basis	$128	$135	$120	$503	$454

Income from operations on GAAP basis	$159	$145	$145	$584	$466
Amortization of intangible assets	20	19	19	78	79
Share-based compensation expense	11	11	7	38	25
Restructuring charges	1	2	—	4	4

Income from operations on Non-GAAP basis	$191	$177	$171	$704	$574

Shares used in per share calculation - diluted on GAAP basis	252	253	248	252	246
Non-GAAP adjustment	3	4	3	4	4

Shares used in per share calculation - diluted on Non-GAAP basis(1)	255	257	251	256	250

(1)	The number of shares used in the diluted per share calculations on a non-GAAP basis excludes the impact of share-based compensation expense expected to be incurred in future periods and not yet recognized in the financial statements, which would otherwise be assumed to be used to repurchase shares under the GAAP treasury stock method.

AVAGO TECHNOLOGIES LIMITED

CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED

(IN MILLIONS)

	October 30, 2011	October 31, 2010(1)

ASSETS

Current assets:
Cash and cash equivalents	$829	$561
Trade accounts receivable, net	328	285
Inventory	194	189
Other current assets	42	52

Total current assets	1,393	1,087
Property, plant and equipment, net	316	281
Goodwill	177	172
Intangible assets, net	499	573
Other long-term assets	61	44

Total assets	$2,446	$2,157

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$221	$198
Employee compensation and benefits	89	82
Accrued interest	—	12
Capital lease obligations - current	2	2
Other current liabilities	38	41
Current portion of long-term debt	—	230

Total current liabilities	350	565

Long-term liabilities:
Capital lease obligations - non-current	4	4
Other long-term liabilities	86	83

Total liabilities	440	652

Shareholders’ equity:
Ordinary shares, no par value	1,479	1,450
Retained earnings	525	59
Accumulated other comprehensive income (loss)	2	(4)

Total shareholders’ equity	2,006	1,505

Total liabilities and shareholders’ equity	$2,446	$2,157

(1)	Amounts for the year ended October 31, 2010 have been derived from audited financial statements as of that date.

AVAGO TECHNOLOGIES LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED

(IN MILLIONS)

	Quarter ended			Year ended
	October 30, 2011	July 31, 2011	October 31, 2010	October 30, 2011	October 31, 2010(1)
Cash flows from operating activities:
Net income	$154	$144	$164	$552	$415

Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation and amortization	39	39	40	157	159
Amortization of debt issuance costs	—	1	1	1	2
Loss on extinguishment of debt	—	—	—	6	8
Loss on disposal of property, plant and equipment	—	—	1	1	2
Share-based compensation	11	11	7	38	25
Tax benefits of share-based compensation	6	—	—	14	—
Excess tax benefits from share-based compensation	(6)	—	(1)	(8)	(2)
Changes in assets and liabilities, net of acquisitions:
Trade accounts receivable	(43)	4	(6)	(42)	(96)
Inventory	6	(6)	(4)	(5)	(26)
Accounts payable	23	(13)	19	25	23
Employee compensation and benefits	1	26	13	7	27
Other current assets and current liabilities	12	5	6	(13)	(16)
Other long-term assets and long-term liabilities	(8)	—	(23)	(7)	(11)

Net cash provided by operating activities	195	211	217	726	510

Cash flows from investing activities:
Purchase of property, plant and equipment	(37)	(24)	(30)	(112)	(79)
Acquisitions and investments, net of cash acquired	—	—	—	(9)	(9)
Proceeds from disposal of property, plant, and equipment	—	—	—	—	2
Loan receivable from cost method investee	(1)		—	(1)	—

Net cash used in investing activities	(38)	(24)	(30)	(122)	(86)

Cash flows from financing activities:
Debt repayments	—	—	—	(230)	(364)
Debt financing costs	—	—	—	(2)	—
Payments on capital lease obligations	(1)	—	(1)	(3)	(2)
Issuance of ordinary shares	15	11	6	70	28
Repurchases of ordinary shares	(25)	(68)	—	(93)	—
Excess tax benefits from share-based compensation	6	—	2	8	3
Dividend payments to shareholders	(27)	(22)	—	(86)	—

Net cash provided by (used in) financing activities	(32)	(79)	7	(336)	(335)

Net increase in cash and cash equivalents	125	108	194	268	89
Cash and cash equivalents at the beginning of period	704	596	367	561	472

Cash and cash equivalents at end of period	$829	$704	$561	$829	$561

(1)	Amounts for the year ended October 31, 2010 have been derived from audited financial statements as of that date.